Exhibit 99.1

News Release

Company Contacts:
Adnan Raza	Sonia Segovia	Joe Diaz, Robert Blum, Joe Dorame
Chief Financial Officer	IR Coordinator	Lytham Partners, LLC
Tel: (408) 516-0237	Tel: (408) 938-6491	Tel: (602) 889-9700
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com	Email: pdfs@lythampartners.com

PDF Solutions® Reports Third Quarter 2020 Results

Business Highlights

●	Total revenues of $23.1 million, up 5% over last year’s comparable quarter
●	Analytics revenue of $14.3 million, up 13% over last year’s comparable quarter
●	Analytics accounted for 62% of third quarter revenues
●	GAAP Gross Margin of 59% for the third quarter of 2020
●	Non-GAAP Gross Margin of 63% for the third quarter of 2020
●	Cash, cash equivalents and short-term investments of $168.4 million at the end of third quarter of 2020

SANTA CLARA, Calif. — Thursday, November 5, 2020 — PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), a leading provider of differentiated data and analytics solutions to the semiconductor and electronics industries, today announced financial results for its third quarter ended September 30, 2020.

Highlights of Third Quarter 2020 Financial Results

Total revenues for the third quarter of 2020 were $23.1 million, compared to $21.4 million for the second quarter of 2020 and $21.9 million for the third quarter of 2019. Analytics revenue for the third quarter of 2020 was $14.3 million, compared to $15.2 million for the second quarter of 2020 and $12.7 million for the third quarter of 2019. Integrated Yield Ramp revenue for the third quarter of 2020 was $8.8 million, compared to $6.2 million for the second quarter of 2020 and $9.2 million for the third quarter of 2019.

GAAP gross margin for the third quarter of 2020 was 59%, compared to 58% for the second quarter of 2020 and 60% for the third quarter of 2019.

Non-GAAP gross margin for the third quarter of 2020 was 63%, compared to 63% for the second quarter of 2020 and 64% for the third quarter of 2019.

On a GAAP basis, net loss for the third quarter of 2020 was $2.7 million, or ($0.08) per basic and diluted share, compared to a net loss of $3.7 million, or ($0.11) per basic and diluted share, for the second quarter of 2020, and compared to a net loss of $0.7 million, or ($0.02) per basic and diluted share, for the third quarter of 2019.

PDF Solutions® Reports Third Quarter 2020 Results

Non-GAAP net income for the third quarter of 2020 was $0.1 million, or $0.00 per diluted share, compared to a net income of $0.5 million, or $0.01 per diluted share, for the second quarter of 2020, and compared to net income of $1.6 million, or $0.05 per diluted share, for the third quarter of 2019.

Cash, cash equivalents and short-term investments at September 30, 2020, were $168.4 million, compared to cash and cash equivalents of $97.6 million at December 31, 2019. The increase was due mainly to the gross proceeds from issuance of common stock pursuant to strategic partnership with Advantest Corporation of $65.2 million during the third quarter of 2020. Operating activities generated $0.2 million in cash during the third quarter of 2020.

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. The call will be simultaneously webcast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the webcast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Third Quarter 2020 Financial Commentary Available Online

A Management Report reviewing the Company’s third quarter of 2020 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

PDF Solutions® Reports Third Quarter 2020 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross margin excludes stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income excludes the effects of non-recurring items (including restructuring charges, severance payments, adjustments to contingent consideration related to acquisition, and expenses related to an arbitration proceeding for a disputed contract with a customer), write-down in value of property and equipment, stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the non-cash portion of income taxes and tax impact of the CARES Act. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements planned to be made on the planned conference call regarding the Company’s future expected business performance and financial results and the Company’s recent strategic agreement with Advantest are forward looking and are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers’ production volumes under contracts that provide Gainshare royalties, cost and schedule of new product development; continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; the potential impact of the coronavirus (COVID-19) on the semiconductor industry and on the Company’s operations or demand for the Company’s products; the time required of the Company’s executive management for, and the expenses related to, as well as the success of the Company’s strategic growth opportunities and partnerships, including its partnership with Advantest Corporation; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2019, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

   About PDF Solutions

PDF Solutions (NASDAQ: PDFS) offers an end-to-end analytics platform that empowers engineers and data scientists across the semiconductor ecosystem to rapidly improve the yield, quality, and profitability of their products. By combining industry-leading data analytics and professional services with exclusive, differentiated product data generated during the manufacturing process, PDF Solutions is delivering on the promise of Industry 4.0 today by transforming how the ecosystem collects, analyzes, and shares data. Key Fortune 500 organizations around the world rely on PDF Solutions to remove the data barriers that encumber and constrain new product introductions and to deliver the machine learning insights that drive efficient and profitable high-volume manufacturing.

Headquartered in Santa Clara, California, PDF Solutions also operates worldwide in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, Design-for-Inspection, DFI, Exensio, PDF Solutions, and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Third Quarter 2020 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$118,386	$97,605
Short-term investments	49,983	—
Accounts receivable, net	40,388	40,651
Prepaid expenses and other current assets	9,310	9,320
Total current assets	218,067	147,576
Property and equipment, net	39,487	40,798
Operating lease right-of-use assets, net	6,712	7,609
Goodwill	2,293	2,293
Intangible assets, net	5,269	6,221
Deferred tax assets, net	30,498	25,327
Other non-current assets	8,282	9,720
Total assets	$310,608	$239,544
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,212	$7,636
Accrued compensation and related benefits	5,396	5,072
Accrued and other current liabilities	3,001	1,665
Operating lease liabilities ‒ current portion	1,763	1,867
Deferred revenues ‒ current portion	19,074	10,639
Billings in excess of recognized revenues	1,430	1,117
Total current liabilities	32,876	27,996
Long-term income taxes payable	5,137	5,368
Non-current operating lease liabilities	6,764	7,677
Other non-current liabilities	1,054	2,346
Total liabilities	45,831	43,387

Stockholders’ equity:
Common stock and additional paid-in-capital	$403,455	$325,202
Treasury stock at cost	(94,992)	(91,695)
Accumulated deficit	(42,784)	(35,870)
Accumulated other comprehensive loss	(902)	(1,480)
Total stockholders’ equity	264,777	196,157
Total liabilities and stockholders’ equity	$310,608	$239,544

PDF Solutions® Reports Third Quarter 2020 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019 (1)	2020	2019 (1)

Revenues:
Analytics	$14,346	$15,172	$12,691	$42,766	$36,099
Integrated yield ramp	8,766	6,237	9,223	22,912	26,924
Total revenues	23,112	21,409	21,914	65,678	63,023

Costs and Expenses:
Costs of revenues	9,493	8,946	8,715	26,926	24,415
Research and development	8,328	7,754	8,435	24,672	23,993
Selling, general and administrative	8,420	7,737	5,990	24,052	19,940
Amortization of other acquired intangible assets	174	174	174	521	436
Restructuring charges	—	—	—	—	92
Interest and other expense (income), net	361	150	(202)	530	(307)
Loss before income taxes	(3,664)	(3,352)	(1,198)	(11,023)	(5,546)
Income tax expense (benefit)	(930)	300	(511)	(4,109)	(1,458)
Net loss	$(2,734)	$(3,652)	$(687)	$(6,914)	$(4,088)

Net loss per share:
Basic	$(0.08)	$(0.11)	$(0.02)	$(0.21)	$(0.13)
Diluted	$(0.08)	$(0.11)	$(0.02)	$(0.21)	$(0.13)

Weighted average common shares:
Basic	35,479	32,886	32,392	33,696	32,405
Diluted	35,479	32,886	32,392	33,696	32,405

_______________________

(1)

In the fourth quarter of 2019, the Company updated its Condensed Consolidated Statements of Comprehensive Loss to change its historical presentation of revenue categories. Previously, the Company presented revenue on two lines: Solutions and Gainshare performance incentives.  Included within Solutions, was revenue from software and related revenue, SaaS solutions, Design-for-Inspection (DFI™) licenses, and fixed-price project-based solution implementation services. The previous Gainshare performance incentive category included only revenue from performance incentive programs. The Company now presents revenue in the following categories: Analytics and Integrated Yield Ramp.  Integrated Yield Ramp revenue is comprised of all revenue from the Company’s Integrated Yield Ramp services engagements that include performance incentives based on customers’ yield achievement (i.e. both fixed-fees and Gainshare royalty from such engagements). Analytics comprises all other revenue, including from the Company’s licenses and services for Exensio Software, Exensio SaaS, DFI™ and Characterization Vehicle systems that do not include performance incentives based on customers’ yield achievement. This prior period presentation had been reclassified to conform to the new revenue presentation.

PDF Solutions® Reports Third Quarter 2020 Results

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN (UNAUDITED) (In thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
GAAP
Total revenues	$23,112	$21,409	$21,914	$65,678	$63,023
Costs of revenues	9,493	8,946	8,715	26,926	24,415
GAAP gross profit	$13,619	$12,463	$13,199	$38,752	$38,608
GAAP gross margin	59%	58%	60%	59%	61%

Non-GAAP
GAAP gross profit	$13,619	$12,463	$13,199	$38,752	$38,608
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	790	883	745	2,582	2,404
Amortization of acquired technology	144	143	144	431	431
Non-GAAP gross profit	$14,553	$13,489	$14,088	$41,765	$41,443
Non-GAAP gross margin	63%	63%	64%	64%	66%

PDF Solutions® Reports Third Quarter 2020 Results

PDF SOLUTIONS, INC. RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED) (In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
GAAP net loss	$(2,734)	$(3,652)	$(687)	$(6,914)	$(4,088)
Adjustments to reconcile GAAP net loss to non-GAAP net income:
Stock-based compensation expense	3,130	2,978	2,732	9,476	8,642
Amortization of acquired technology	144	143	144	431	431
Amortization of other acquired intangible assets	174	174	174	521	436
Expenses of arbitration (1)	366	363	—	830	—
Write-down in value of property and equipment	—	311	—	311	—
Adjustments to contingent consideration related to acquisition	—	—	30	—	30
Restructuring charges and severance payments	—	—	—	—	92
Tax impact of adjustments	(955)	167	(805)	(1,931)	(2,085)
Tax impact of the CARES Act (2)	—	—	—	(2,261)	—
Non-GAAP net income	$125	$484	$1,588	$463	$3,458

GAAP net loss per diluted share	$(0.08)	$(0.11)	$(0.02)	$(0.21)	$(0.13)
Non-GAAP net income per diluted share	$0.00	$0.01	$0.05	$0.01	$0.10

Shares used in diluted shares calculation	36,661	33,874	32,997	34,705	33,025

______________________

(1)	Represents the expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.

(2)

Represents the discrete tax benefit recognized from the carryback of net operating losses (NOLs) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted in March 2020. The Company does not have any NOLs on a non-GAAP basis and, therefore, it did not recognize this discrete tax benefit in calculating its non-GAAP tax expense and net income.